Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 of TruGolf, Inc. of our report dated April 17, 2024, relating to our audit of the December 31, 2023 financial statements of TruGolf, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
September 23, 2024